UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2006
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     (859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a)(1)     Previous independent registered public accounting firm
(i)	On May 10, 2006, PricewaterhouseCoopers LLP (“PwC”) informed us they are declining to stand for re-election as the independent registered public accounting firm of Triple Crown Media, Inc. (“TCM”), effective upon completion of services related to TCM’s unaudited interim financial statements as of and for the quarter ended March 31, 2006 and the Form 10-Q in which such unaudited interim financial statements will be included. Such services were completed on May 15, 2006.

(ii)	The reports of PwC on the combined and consolidated financial statements of TCM as of and for the years ended December 31, 2004 and December 31, 2005, the two most recent fiscal years, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	During the two most recent fiscal years and through May 15, 2006, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference to such disagreements in connection with their reports on the financial statements for such years.

(iv)	During the two most recent fiscal years and through May 15, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)	TCM requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter received from PwC, dated May 16, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Description

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 16, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: May 16, 2006
	By:	/s/ MARK G. MEIKLE

Name: Mark G. Meikle Title: Executive Vice President and Chief Financial Officer